Contacts:
Andrew Kaplan                                                Jonathan Korzen
Executive Vice President and                                 Director of
 Chief Financial Officer                                      Public Relations
Audible, Inc.                                                Audible, Inc.
(973) 837-2734                                               (973) 837-2718
akaplan@audible.com                                          jkorzen@audible.com


                      AUDIBLE, INC. ANNOUNCES STRONG THIRD
                             QUARTER REVENUE GROWTH

                CONSUMER CONTENT REVENUE UP 14% OVER Q2 2003 AND
                              60% OVER Q3 OF 2002;
      MANAGEMENT TO DISCUSS RECENT APPLE ITUNES ALLIANCE AND NEW PRODUCT AND
COMARKETING DEALS WITH SONY, PALMONE, AND GATEWAY DURING TODAY'S CONFERENCE CALL

WAYNE, NJ, NOVEMBER 11, 2003-Audible, Inc. (OTC BB: ADBL) today announced results for the quarter ended September 30, 2003. Senior management will host an investor teleconference at 5:00 p.m. EST on Tuesday, November 11, to discuss the results and company outlook. New partnership initiatives with Sony, palmOne,
Gateway, Madonna, and HarperCollins will also be covered.   Details for the
teleconference and webcast are provided below. Audible.com(R) is the leading provider of digitally delivered spoken word audio.

During the third quarter 2003, Audible's consumer content revenue increased 14% over the second quarter 2003 to $4,789,921. This represents a 60% revenue increase over the third quarter of 2002. Audible gained a record 27,000 new customers during the quarter. Net cash used in operating and investing activities during the quarter was $593,000, which included a one time cost of $400,000 related to the closing of new financing with Apax Partners and Bertelsmann. Audible's cash and cash equivalents totaled $6.9 million at September 30, 2003.

                                     -more-

                                                                        -page 2-

"This was an excellent quarter for Audible. We achieved major strategic advances that have added a new level of financial strength afforded by our cash injection from Apax Partners and Bertelsmann, a renewed marketing relationship with Amazon, and our recently launched product integration with the Apple iTunes Music Store. Today's addition of new AudibleReady(R) device deals with Sony, Gateway, and palmOne are indicative of continued progress on the audio device front. And we've also delivered a level of operational execution that allowed us to exceed our internal revenue plan," said Donald Katz, Audible, Inc. chairman and CEO. "The environment for premium digital media services is more hospitable by the day. We are proud of our work during the third quarter and extremely optimistic about the future."

BREAKING DEVELOPMENTS
     - The Treo 600 palmOne smartphone will become the first AudibleReady smartphone, capable of playing hours of audiobooks and more from Audible.com.
     - Gateway and Audible announced today that the new Gateway DMP-X20 Digital Music Player is now shipping, and as an AudibleReady device, comes with a free trial AudibleListener(R) membership.
     - Madonna's new children's book Mr. Peabody's Apples and her first book, The English Roses, are available in audio only as a download from Audible and its distribution partners, the Apple iTunes Music Store and Amazon.com.
     - Audible and HarperCollins have entered an agreement that will lead to hundreds of top selling new audiobook titles at audible.com.

THIRD QUARTER STRATEGIC HIGHLIGHTS
     - Bertelsmann and its U.S. publishing arm Random House joined with global investment firm Apax Partners in a $6 million investment in Audible.
     - Apple and Audible announced that approximately 5,000 audio titles from Audible are now available at Apple's industry-leading iTunes Music Store.
     - Audible and Amazon.com renewed a marketing agreement that maintains the position for Audible as the leading provider of downloadable audiobooks at Amazon.com.

                                     -more-

                                                                        -page 3-

A live webcast of the financial results conference call is available today, Tuesday, November 11, 2003, at 5:00 p.m. EST (2:00 p.m. PST). Please click on www.audible.com/ir for online access to the call.

ABOUT AUDIBLE.COM:
Audible.com, named the best consumer Web service by CNet.com (April 2003), and one of the "Best of Today's Web" by PC World (August 2002), features daily audio editions of The Wall Street Journal and The New York Times - available on a subscription basis in time for the morning drive to work each day-as well as
Forbes, Harvard Business Review, Scientific American and Fast Company.   The
site offers a powerful collection of audiobook best sellers and classics by authors such as Tom Clancy, Stephen King, John Grisham, Mary Higgins Clark, James Patterson, the Dalai Lama, David McCullough, Stephen Hawking, William Shakespeare, Emily Dickinson and Jane Austen. There are also speeches, lectures, and on-demand radio programs including Marketplace, All Things Considered, Car Talk, Fresh Air and This American Life, and original shows such as RobinWilliams@audible.com. All of the programs at audible.com are available for computer-based playback, burning to audio CD, and on-the-go listening using numerous AudibleReady(TM) portable digital audio players offered by leading consumer electronics and computer manufacturers.

ABOUT AUDIBLE, INC.:
Audible(R) (www.audible.com(R)) is the Internet's largest, most diverse provider of premium spoken audio services for content download and playback on personal computers, CD or AudibleReady(R) computer-based mobile devices. Audible has more than 34,000 hours of audio programs and 135 content partners that include leading audiobook publishers, broadcasters, entertainers, magazine and newspaper publishers and business information providers. Audible.com is Amazon.com's (www.amazon.com) exclusive provider of spoken word products for downloading or streaming via the Web. Additionally, the Company is strategically aligned with Random House, Inc., to pioneer the first-ever imprint to produce spoken word content specifically suited for digital distribution, Random House Audible. Among the Company's key business partners are Apple Corp., Casio Inc., Handspring, Hewlett-Packard Company, Microsoft Corporation, Palm, Inc., Royal Philips Electronics, RealNetworks, Inc., Sony Electronics, Texas Instruments and VoiceAge Corp.

Audible, www.audible.com, Audible Otis, AudibleListener, and AudibleReady are registered trademarks of Audible, Inc. and all are part of the family of Audible, Inc. trademarks.
Other product or service names mentioned herein are the trademarks of their respective owners.

This press release contains information about Audible, Inc. that is not historical fact and may be deemed to contain forward-looking statements about the company. Actual results may differ materially from those anticipated in any forward-looking statements as a result of certain risks and uncertainties, including, without limitation, Audible's limited operating history, history of losses, uncertain market for its services, and its inability to license or produce compelling audio content and other risks and uncertainties detailed in the company's Securities and Exchange Commission filings.



                                     -more-

                                  AUDIBLE INC.
                       COMPARATIVE STATEMENT OF OPERATIONS


                                                        Three months ended
                                                   -----------------------------
                                                    September 30,     June 30,
                                                   ---------------  ------------
                                                        2003            2003
                                                   ---------------  ------------
                                                     (unaudited)     (unaudited)
Revenue, net:
Consumer content                                   $    4,789,921   $ 4,204,999
Services                                                   20,337        30,485
                                                   ---------------  ------------
Total content and services                              4,810,258     4,235,484
Hardware                                                  136,198       175,109
Other                                                      16,126        16,126
                                                   ---------------  ------------
  Total revenue, net                                    4,962,582     4,426,719
                                                   ---------------  ------------

Operating expenses:
Cost of content and services revenue                    1,351,606     1,157,131
Cost of hardware revenue                                  444,544       512,508
Production expenses                                     1,034,313       811,233
Development                                               590,434       608,556
Sales and marketing                                     1,514,568     1,525,782
General and administrative                                904,692       728,616
                                                   ---------------  ------------
Total operating expenses                                5,840,157     5,343,826
                                                   ---------------  ------------

Loss from operations                                     (877,575)     (917,107)

Other income, net                                           5,171         4,097

                                                   ---------------  ------------
Net loss                                                 (872,404)     (913,010)

Accrued dividends on convertible preferred stock         (454,197)     (376,982)
Preferred stock discount                               (1,444,444)            -
                                                   ---------------  ------------
Total dividends                                        (1,898,641)     (376,982)

                                                   ---------------  ------------
Net loss applicable to common shareholders         $   (2,771,045)  $(1,289,992)
                                                   ===============  ============


Basic and diluted net loss per common share        $        (0.09)  $     (0.04)
                                                   ===============  ============


Weighted average common shares outstanding             31,023,059    30,997,944
                                                   ---------------  ------------

                                                  AUDIBLE INC.
                                        CONDENSED STATEMENT OF OPERATIONS


                                                            Three months ended          Nine months ended
                                                               September  30,             September  30,
                                                        --------------------------  ---------------------------
                                                            2003          2002          2003          2002
                                                        ------------  ------------  ------------  -------------
                                                               (unaudited)                 (unaudited)

Revenue, net:
Consumer content                                        $ 4,789,921   $ 3,002,039   $12,882,505   $  7,442,070
Services                                                     20,337        64,316        78,918        299,942
                                                        ------------  ------------  ------------  -------------
Total content and services                                4,810,258     3,066,355    12,961,423      7,742,012
Hardware                                                    136,198       152,243       488,522        734,877
Other                                                        16,126        68,709        48,378        100,961
                                                        ------------  ------------  ------------  -------------
  Total revenue, net                                      4,962,582     3,287,307    13,498,323      8,577,850
                                                        ------------  ------------  ------------  -------------

Operating Expenses:
Cost of content and services revenue                      1,351,606     1,475,558     3,493,540      3,596,012
Cost of hardware revenue                                    444,544       604,644     1,505,356      2,053,196
Production expenses                                       1,034,313     1,029,185     2,785,469      2,946,614
Development                                                 590,434       702,463     1,808,422      1,778,349
Sales and marketing                                       1,514,568     3,016,255     4,924,963      9,264,769
General and administrative                                  904,692     1,005,892     2,578,928      2,850,421
                                                        ------------  ------------  ------------  -------------
Total operating expenses                                  5,840,157     7,833,997    17,096,678     22,489,361
                                                        ------------  ------------  ------------  -------------

Loss from operations                                       (877,575)   (4,546,690)   (3,598,355)   (13,911,511)

Other income, net                                             5,171        17,134        15,183         76,399

                                                        ------------  ------------  ------------  -------------
Net loss                                                   (872,404)   (4,529,556)   (3,583,172)   (13,835,112)

Accrued dividends on convertible preferred stock           (454,197)     (354,195)   (1,194,828)    (1,014,942)
Preferred stock discount                                 (1,444,444)            -    (1,444,444)             -
                                                        ------------  ------------  ------------  -------------
Total dividends                                          (1,898,641)     (354,195)   (2,639,272)    (1,014,942)

                                                        ------------  ------------  ------------  -------------
Net loss applicable to common shareholders              $(2,771,045)  $(4,883,751)  $(6,222,444)  $(14,850,054)
                                                        ============  ============  ============  =============

Basic and diluted net loss
per common share                                        $     (0.09)  $     (0.16)  $     (0.20)  $      (0.49)
                                                        ============  ============  ============  =============

Weighted average common shares outstanding               31,023,059    30,947,340    31,006,408     30,352,908
                                                        ------------  ------------  ------------  -------------

                                   AUDIBLE INC.
                             CONDENSED BALANCE SHEETS


                                                   September 30,    December 31,
                          Assets                       2003             2002
                                                  ---------------  --------------
                                                    (unaudited)
Current Assets
Cash and cash equivalents                         $    6,882,519   $   2,822,080
Accounts receivable, net of allowance                    250,593         189,263
Royalty advances                                          46,664          58,425
Prepaid expenses and other current assets                342,168         736,823
Inventory                                                200,324          77,262
                                                  ---------------  --------------
Total current assets                                   7,722,268       3,883,853

Property and equipment, net                              323,824         633,400
Other assets                                             329,232          90,805

                                                  ---------------  --------------
Total Assets                                      $    8,375,324   $   4,608,058
                                                  ===============  ==============

            Liabilities and Stockholders' Deficit

Current Liabilities
Accounts payable                                  $      615,893   $   1,077,509
Accrued expenses and compensation                      2,378,555       3,231,893
Royalty obligations, current                             418,500         598,500
Advances, current                                        680,891         476,053
Accrued dividends on convertible preferred stock         582,686         125,257
                                                  ---------------  --------------
Total current liabilities                              4,676,525       5,509,212

Deferred cash compensation                                58,750          90,550
Royalty obligations, non current                          72,500          25,000
Advances, non current                                          -          19,448

Redeemable convertible preferred stock: Series A               -      12,289,976

Stockholders' Deficit
Convertible preferred stock: Series A                 13,027,375               -
Convertible preferred stock: Series B                  1,137,500       1,137,500
Convertible preferred stock: Series C                  5,859,772               -
Common stock                                             317,683         316,872
Additional paid-in capital                           101,712,718      98,032,967
Deferred compensation and services                      (273,538)       (591,155)
Notes due from stockholders for common stock             (58,750)       (289,545)
Treasury stock at cost                                  (184,740)       (184,740)
Accumulated deficit                                 (117,970,471)   (111,748,027)
                                                  ---------------  --------------
Total Stockholders' Deficit                            3,567,549     (13,326,128)

                                                  ---------------  --------------
Total Liabilities and Stockholders' Deficit       $    8,375,324   $   4,608,058
                                                  ===============  ==============

                                                AUDIBLE INC.
                                     CONDENSED STATEMENTS OF CASH FLOWS


                                                                                     Nine months ended
                                                                                      September  30,
                                                                                ---------------------------
                                                                                    2003          2002
                                                                                ------------  -------------
                                                                                        (unaudited)

Cash flows from operating activities:
   Net loss                                                                     $(3,583,172)  $(13,835,112)
  Adjustments to reconcile net loss to net cash used in operating activities:
      Depreciation and amortization                                                 403,555      1,212,744
      Services rendered for common stock and warrants                               884,068      4,594,223
      Services rendered for preferred stock                                               -        454,998
      Non-cash compensation charge                                                  139,630        219,834
      Non-cash forgiveness of notes due from stockholders for common stock          198,995              -
      Non-cash bonus in satisfaction of note receivable due from stockholder              -         40,250
      Deferred cash compensation                                                          -         (3,000)
      Changes in assets and liabilities:
         Interest receivable on short term investments                                    -          1,260
         Accounts receivable, net                                                   (61,330)       (74,588)
         Royalty advances                                                            11,761        (36,318)
         Prepaid expenses and other current assets                                  394,655        140,573
         Inventory                                                                 (123,062)        50,501
         Other assets                                                              (238,427)       (75,000)
         Accounts payable                                                          (461,616)      (304,395)
         Accrued expenses and compensation                                          646,662      1,057,602
         Royalty obligations                                                       (132,500)      (254,950)
         Advances                                                                   185,390       (170,991)

                                                                                ------------  -------------
            Net cash used in operating activities                                (1,735,391)    (6,982,369)
                                                                                ------------  -------------


Cash flows from investing activities:
   Purchases of property and equipment                                              (93,979)      (145,133)
                                                                                ------------  -------------
            Net cash used in investing activities                                   (93,979)      (145,133)
                                                                                ------------  -------------


Cash flows from financing activities:
   Proceeds from sale of Series C preferred stock, net                            5,859,772              -
   Proceeds from sale of common stock, net                                                -      3,159,250
   Proceeds from exercise of common stock options                                    30,037          5,556
   Payments received on notes due from stockholders for common stock                      -          4,911
                                                                                ------------  -------------
           Net cash provided by financing activities                              5,889,809      3,169,717
                                                                                ------------  -------------


          Increase (decrease) in cash and cash equivalents                        4,060,439     (3,957,785)

Cash and cash equivalents at beginning of period                                  2,822,080      7,627,802
                                                                                ------------  -------------
Cash and cash equivalents at end of period                                      $ 6,882,519   $  3,670,017
                                                                                ============  =============